EXHIBIT (d)(7)

	REGISTRATION RIGHTS AGREEMENT

	Registration Rights Agreement dated as of July 24, 1995, among ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), and each of the parties (hereinafter referred to, collectively, as the "Stockholders" and, individually, as a "Stockholder") identified on Schedule 1 attached hereto who are signatories hereto.

	W I T N E S S E T H :

	WHEREAS, each of the Stockholders is party to a Preferred Stock Subscription Agreement with the Corporation (hereinafter referred to as the "Subscription Agreements"), pursuant to which the Corporation shall issue to the Stockholders no less than 85,000 shares of its Series A Cumulative, Convertible Preferred Stock, $1.00 par value, and up to 120,000 such shares(hereinafter referred to, collectively, as the "Preferred Shares"), convertible into shares (hereinafter referred to as the "Conversion Shares") of its common stock, $.01 par value (as the same may be constituted from time to time hereinafter referred to as the "Common Stock") at a current per share price of $4.00 (subject to adjustment);

	WHEREAS, in connection with effectuating the transactions contemplated by the provisions of the Subscription Agreements the Corporation and the Stockholders are entering into this Agreement;

	NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained the parties hereto hereby agree as follows:

	ARTICLE I

	DEFINITIONS

	As used in this Agreement, the following additional terms shall have the following respective meanings:

	The term "Demand Registration" shall have the meaning set forth in Paragraph A of Article III hereof.

	The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

	The term "Incidental Registration" shall have the meaning set forth in Paragraph B of Article IV.

	The term "a majority of the Registrable Securities" shall mean more than 50% of the number of shares of the Registrable Securities, and shall apply mutatis mutandis whenever a percentage of Registrable Securities greater than a majority is required in this Agreement.

	The term "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

	The term "Prior Registration Rights Agreement" shall mean the Registration Rights Agreement dated March 12, 1993 among the
Corporation and the limited partners of ERS Associates Limited
Partnership, a Connecticut limited partnership.

	The term "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

	The term "Registration Expenses" shall have the meaning set forth in Article VII.

	The term "Registrable Securities" shall mean (i) the Conversion Shares, and (ii) any securities issued or issuable with respect to the Conversion Shares referred to in clause (i) immediately preceding by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

	The term "Registration Statement" shall mean any registration statement of the Corporation which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement, all exhibits and all material incorporated by reference in such Registration Statement.

	The term "Restricted Securities" shall mean any security unless or until: (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; (iii) it is eligible for sale pursuant to rule 144(k) (or any similar provisions then in force) under the Securities Act, or (iv) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend pursuant to the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Corporation and no other restriction on transfer exists.

	The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.


	The term "Selling Expenses" shall have the meaning set forth in Article VII.

	The term "SEC" shall mean the Securities and Exchange
Commission.

	The term "underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Corporation are sold pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

	ARTICLE II

	SECURITIES SUBJECT TO THIS AGREEMENT

	A.	Registrable Securities. The securities entitled to the
benefits of this Agreement are the Registrable Securities.

	B.	Holders of Registrable Securities. A Person is deemed
to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected, and disregarding any legal restrictions upon the exercise of such right. Without limiting the generality of the foregoing, each holder of Preferred Shares shall be deemed a holder of Registrable Securities.

	ARTICLE III

	DEMAND REGISTRATION

	The following registration rights shall exist:

	A.	Requests for Registration. Subject to the provisions of
Paragraph B of this Article III, any holder or holders of at least
 500,000 of the Registrable Securities may make a written request for a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part (but no fewer than 100,000) of the Registrable Securities (herein referred to as a "Demand Registration"). Within ten days after receipt of such request, the Corporation shall give written notice of such registration request to all holders of Registrable Securities and shall include in any such registration all Registrable Securities with respect to which the Corporation shall have received written requests for inclusion therein within 15 business days after the mailing or delivery of the Corporation's notice. All requests made pursuant to this Paragraph A shall specify the number of Registrable Securities to be registered and shall also specify the intended methods of disposition thereof; provided, however, that if the holders of a majority of the Registrable Securities requested to be included in such registration request an underwritten offering, the method of disposition shall be such an underwritten offering.

	B.	Restrictions on Registrations. The holders of
Registrable Securities shall be entitled to two Demand Registrations; provided, however, in all cases that each such obligation shall be deemed satisfied only when a Registration Statement or Registration Statements covering all Restricted Securities specified in a request for a Demand Registration received as aforesaid, for sale in accordance with the method of disposition specified in such request, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares have been sold pursuant thereto. The Corporation shall not be obligated to proceed with any Demand Registration if the Corporation shall deliver to the holders of Registrable Securities demanding a registration an opinion reasonably satisfactory in form and substance to such holders, of counsel, reasonably satisfactory to such holders, that the registration of such Registrable Shares is not necessary to permit such sale in the manner set forth in such holders' request. In addition, the Corporation shall not be obligated to proceed with any Demand Registration during any period during which the Corporation would be required to undertake an audit in order to have available for inclusion in the registration statement current financial statements as required in accordance with the Securities Act, unless the holders of Registrable Securities demanding a registration undertake to bear the reasonable costs of such audit. In each case in which the Corporation is not required to take any action, such holders shall be deemed not to have given the request giving rise thereto, a Demand Registration will be deemed not to have occurred and such holders shall be free to deliver a new notice requesting the registration of Registrable Securities.

	C.	Expenses. The Corporation shall pay all Registration
Expenses related to such registration, whether or not the Registration Statement with respect to such registration has become effective, and all other expenses incurred by the Corporation in complying with this Article III. All Selling
Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

	D.	Incidental Rights to Demand Registrations

		(i)	Conditions. Neither the Corporation nor any of its
securityholders (other than the holders of Registrable Securities) shall have the right to include any of the Corporation's securities in any registration initiated as a Demand Registration unless:

			(a)	such securities are of the same class as the
Registrable Securities included in such registration;


			(b)	if any of the Registrable Securities covered
by such registration are sold in an underwritten offering, the Corporation or such securityholders, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold;
and

			(c)	if any of the Registrable Securities covered
by such registration are to be sold in an underwritten offering, the managing underwriters shall not have advised the Corporation or the holders of Registrable Securities demanding a registration that, in their opinion, the total number or dollar amount of the securities requested to be included in such registration by the Corporation and/or such other securityholders would have a materially adverse effect on the proposed sale or other transfer of the Registrable
Securities demanded to be registered hereunder.

		(ii)	If the Corporation registers any of its securities
on its own behalf in a registration initiated as a Demand
Registration (in accordance with the provisions of this Paragraph
D), such Demand Registration shall not count for the purpose of determining the number of Demand Registrations to which the holders of Registrable Securities are entitled under Paragraph B of this Article III and the Corporation shall pay the Registration Expenses of such registration.

		(iii) If any securityholders of the Corporation (other than the holders of Registrable Securities in such capacity) register securities of the Corporation in a Demand Registration
(in accordance with the provisions of this Paragraph D), such holders shall pay the fees and expenses of counsel to such holders and the incremental amount of Registration Expenses incurred as a result of their participation unless the Corporation has agreed to pay such expenses and, in the opinion of counsel to the Corporation, such payment shall not affect the ability of the Registrable Securities to be qualified under the blue sky laws of any jurisdiction.

	E.	Selection of Underwriters. If any of the Registrable
Securities covered by a Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be selected by the Corporation.

	ARTICLE IV

	INCIDENTAL REGISTRATIONS

	A.	Not a Demand. A registration of Registrable Securities
pursuant to this Article IV shall not be counted as a Demand
Registration under Article III hereof.


	B.	Notice and Request for Incidental Registration.
Whenever the Corporation proposes to register any of its securities under the Securities Act, other than pursuant to a Demand Registration or a registration on Forms S-4 or S-8 or comparable forms (hereinafter referred to as an "Incidental Registration"), the Corporation shall give written notice to all holders of Registrable Securities of its intention to effect such a registration not later than the earlier to occur of (i) the tenth day following receipt by the Corporation of notice of exercise of other demand registration rights or (ii) 30 days prior to the anticipated effectiveness of such registration. Subject to the provisions of Paragraphs D and E of this Article IV, the Corporation shall include in such Incidental Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 15 days after the mailing or delivery. If an Incidental Registration is an underwritten offering effected:

		(i)	under Paragraph D of this Article IV hereof, all
Persons whose securities are included in the Incidental
Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Corporation; or

		(ii)	under Paragraph E of this Article IV hereof, all
Persons whose securities are included in the Incidental
Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Incidental Registration under said paragraph.

	C.	Incidental Registration Expenses. The Corporation shall
pay all Registration Expenses related to such registration, or incurred as a result of the participation in an Incidental
Registration of the holders of Registrable Securities, whether or not the Registration Statement with respect to such registration has become effective, and all other expenses incurred by the Corporation in complying with this Article IV. All Selling
Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

	D.	Priority on Underwritten Primary Registration. If an
Incidental Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering without materially adverse effect on the proposed sale by the Corporation, the Corporation shall include in such registration:


		(i)	first, all securities the Corporation proposes to
sell; and

		(ii)	second, the Registrable Securities and such other
securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the Corporation proposes to sell which, in the opinion of such underwriters, can be sold without materially adverse effect on the proposed sale by the Corporation
(allocated pro rata among the holders of such Registrable
Securities and other securities on the basis of the number of securities requested to be included therein by each such holder);

except, in the event any party to the Prior Registration Agreement exercises any rights thereunder with respect to such Incidental Registration, the provisions of Article IV, Section F of the Prior Registration Agreement with respect to such allocation to such party shall supersede the provisions of clause (ii) immediately preceding insofar as relating to the ERS Group (as defined in the Prior Registration Agreement).

	E.	Priority on Underwritten Secondary Registration. If an
Incidental Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without materially adverse effect on the proposed sale by such holders, the Corporation shall include in such registration:

		(i)	first, all securities requested to be included in
such registration by the securityholders initiating such registration; and

		(ii)	second, up to the full number of Registrable
Securities and such other securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the securityholders initiating such registration propose to sell which, in the opinion of such underwriters, can be sold without materially adverse effect on the proposed sale by such holders (allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such holder);

except, in the event any party to the Prior Registration Agreement exercises any rights thereunder with respect to such Incidental Registration, the provisions of Article IV, Section F of the Prior Registration Agreement with respect to such allocation to such party shall supersede the provisions of clause (ii) immediately preceding insofar as relating to the ERS Group (as defined in the Prior Registration Agreement).

	F.	Selection of Underwriters. If any Incidental
Registration is an underwritten offering, the Corporation shall have the right to select the investment banker or investment bankers and manager or managers to administer the offering.

	ARTICLE V

	HOLDBACK AGREEMENTS

	Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Article III or IV hereof agrees, if requested by the managing underwriters, not to effect any public sale or distribution of securities of the Corporation of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration) during the ten-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering (or best efforts underwritten offering in the case of a Registration Statement filed under Article III) of Registrable Securities made pursuant to such Registration Statement, to the extent timely notified in writing by the Corporation or the managing underwriters. The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

	ARTICLE VI

 	REGISTRATION PROCEDURES

	Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect such registration to permit the sale of such Registrable
Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

	A.	prepare and file with the SEC, not later than six
months after receipt of a request to file a Registration Statement for a Demand Registration, a Registration Statement on a form for which the Corporation then qualifies which is satisfactory to the Corporation and the holders of a majority of the Registrable Securities being registered (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters shall determine the form to be used) and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective;

	B.	prepare and file with the SEC such amendments and post-
effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than six months, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule
424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration
Statement or supplement to the Prospectus;

	C.	notify the selling holders of Registrable Securities
and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

		(i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

		(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

		(iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

	D.	make every reasonable effort to obtain the withdrawal
of any order suspending the effectiveness of the Registration
Statement at the earliest possible moment;

	E.	if requested by the managing underwriters or a holder
of Registrable Securities being sold, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold and their respective counsel reasonably conclude should be included in the Registration
Statement, so that such Registration Statement conforms in both form and substance to the requirements of the Securities Act, including without limitation with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

	F.	promptly prior to the filing of any document which is
to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration
Statement) provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, and make the Corporation's representatives available for discussion of such document;

	G.	prior to any public offering of Registrable Securities,
register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

	H.	cooperate with the selling holders of Registrable
Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

	I.	upon the happening of any event which makes any
statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

	J.	cause all Registrable Securities covered by the
Registration Statement to be listed on each securities exchange on which similar securities issued by the Corporation are then listed if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

	K.	provide a transfer agent and registrar for all
Registrable Securities and a CUSIP number for all Registrable
Securities, in each case not later than the effective date of such registration statement;

	L.	enter into such agreements (including an underwriting
agreement satisfactory to the Corporation, containing customary representations, warranties and agreements) and take all such other actions in connection therewith in order reasonably to expedite or facilitate the disposition of such Registrable
Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

		(i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in such form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

		(ii) obtain opinions of counsel to the Corporation and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to the underwriters, if any;

		(iii) obtain "cold comfort" letters and updates thereof from the Corporation's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; and

		(iv) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable
Securities being sold and the managing underwriters, if any, to evidence compliance with clause (i) of this Paragraph L and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation.



The obligations under this Paragraph L above shall be performed at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

	M.	make available for inspection by a representative of
the sellers of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the sellers or underwriters, all financial and other records, pertinent corporate documents of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent solely for use in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Corporation in writing as confidential shall be kept confidential by such Persons pursuant to such reasonable confidentiality agreements as the Corporation may request;

	N.	otherwise use its best efforts to comply with all
applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year): (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering; and (ii) beginning with the first month of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods.

	ARTICLE VII

	REGISTRATION AND SELLING EXPENSES

	For purposes of this Agreement, all underwriting discounts and selling commissions applicable to the sale of Registrable
Securities (all such expenses being herein referred to as "Selling Expenses"), and all expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation:

	A.	all registration and filing fees (including with
respect to filings required to be made with the National
Association of Securities Dealers, Inc.);

	B.	fees and expenses of compliance with securities or blue
sky laws (including fees and disbursements of counsel for the underwriters in connection with domestic blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

	C.	printing, messenger, telephone and delivery expenses;

	D.	fees and disbursements of counsel for the Corporation;

	E.	fees and disbursements of all independent certified
public accountants of the Corporation (including the expenses of any "cold comfort" letters required by or incident to such performance);

	F.	fees and expenses of other Persons retained by the
Corporation;

(all such expenses being herein called "Registration Expenses") shall be borne as provided in this Agreement; it being understood and agreed that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit conducted at the end of the Corporation's fiscal year in the ordinary course of business, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange and securities association.

	ARTICLE VIII

	INDEMNIFICATION

	A.	Indemnification by Corporation. The Corporation agrees
to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus after the Corporation has furnished such holder with a sufficient number of copies of the same. The Corporation shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as hereinabove provided with respect to the indemnification of the holders of Registrable Securities.

	B.	Indemnification by Holder of Registrable Securities. In
connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities
Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Corporation specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Corporation shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

	C.	Conduct of Indemnification Proceedings. Any Person
entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or (c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

	ARTICLE IX

	RULE 144

	The Corporation covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such information and requirements.

	ARTICLE X

	PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

	No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, representations and warranties, underwriting agreements and other certificates and documents, and provides such opinions of counsel, required under the terms of such underwriting arrangements or otherwise deemed necessary or appropriate by the Corporation or counsel to the Corporation.

	ARTICLE XI

	MISCELLANEOUS

	A.	Remedies. Each holder of Registrable Securities, in
addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

	B.	Notices. All notices, requests or instructions
hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

		(1)	if to the Corporation:

			372 Danbury Road
			Wilton, Connecticut  06897

			with a copy to:

			Howard Kailes, Esq.
			Krugman, Chapnick & Grimshaw
			Park 80 West - Plaza Two
			Saddle Brook, New Jersey 07662

		(2)	if to any Stockholders, at its address set forth
on Schedule 1.

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

	C.	Entire Agreement. This Agreement and the documents
referred to herein contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements, and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

	D.	Further Action. Each of the parties hereto shall use
such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

	E.	Successors and Assigns. The registration rights granted
to the Stockholders under Article III and under Article IV may be transferred to a transferee who acquires any Conversion Shares, which transfer shall be effective when the Corporation is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under Article III and IV are being assigned.

	F.	Notice of Shares. All references herein to numbers of
shares of Registrable Securities shall be subject to appropriate adjustment for stock splits, stock dividends and recapitalizations of the Corporation.

	G.	Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

	H.	Captions. The captions appearing herein are for the
convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

	I.	Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

					ELECTRONIC RETAILING SYSTEMS
					 INTERNATIONAL, INC.


					By s/Bruce F. Failing, Jr.
					   ----------------------------


GARFINKLE LIMITED PARTNERSHIP II

By: G.F. Management Corp.


By s/Norton Garfinkle
  ------------------------------


HANSEATIC CORPORATION


By s/Paul A. Biddelman
  -------------------------------


s/Bruce F. Failing, Jr.
---------------------------------
Bruce F. Failing, Jr.


S/Donald Zilkha
---------------------------------
Donald E. Zilkha


										Schedule 1



Names and Address

Garfinkle Limited Partnership II
133 East 62nd Street
New York, New York 10021

Hanseatic Corporation
450 Park Avenue - Suite 2302
New York, New York 10022

Bruce F. Failing, Jr.
210 Round Hill Road
Greenwich, Connecticut 06831

Donald E. Zilkha
767 Fifth Avenue, Suite 4605
New York, New York 10153






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